UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

Adamas Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36399	42-1560076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Powell Street, Suite 1000 Emeryville , California		94608
(Address of Principal Executive Offices)		(Zip Code)

(510) 450-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADMS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Adamas Pharmaceuticals, Inc., a Delaware corporation (“Adamas”), on October 12, 2021, Adamas entered into an Agreement and Plan of Merger, dated as of October 10, 2021 (the “Merger Agreement”), with Supernus Pharmaceuticals, Inc., a Delaware corporation (“Supernus”), and Supernus Reef, Inc., a Delaware corporation and a wholly owned subsidiary of Supernus (“Purchaser”). Pursuant to the Merger Agreement, on October 25, 2021, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock of Adamas, par value $0.001 per share (the “Shares”) at an offer price of (i) $8.10 per Share, in cash, minus any applicable withholding taxes and without interest (the “Cash Amount”), plus (ii) two non-transferable and non-tradable contingent value rights per Share (each, a “CVR”), each of which represents the right to receive $0.50 in cash, minus any applicable withholding taxes and without interest, which amount will become payable, if at all, if specified milestones are achieved prior to December 31, 2024 and December 31, 2025, as applicable (the Cash Amount plus CVRs issuable per Share, the “Offer Price”), collectively upon the terms and subject to the conditions set forth in the offer to purchase, dated October 25, 2021, and in the related letter of transmittal (such offer to purchase, letter of transmittal and related materials filed by the Purchaser with the SEC, together with any amendments, supplements or modifications thereto, the “Offer”).

The Offer and related withdrawal rights expired at 12:00 midnight, Eastern Time, on November 24, 2021 (one minute following 11:59 p.m., Eastern Time, on November 23, 2021) (the “Offer Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised Purchaser that a total of 35,478,225 Shares (together with any Shares then owned by Purchaser and its “affiliates” (as such term is defined in Section 251(h)(6)(a) of the General Corporation Law of the State of Delaware (the “DGCL”))) had been validly tendered (and not properly withdrawn) pursuant to the Offer prior to the Offer Expiration Time, representing approximately 77.3% of the outstanding Shares as of the Offer Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) has been satisfied.

As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on November 24, 2021, Purchaser accepted for payment all Shares that were validly tendered (and not properly withdrawn) pursuant to the Offer, and will as promptly as practicable pay for all such validly tendered Shares.

Following the consummation of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied, and on November 24, 2021, Purchaser was merged with and into Adamas without a vote of the stockholders of Adamas (the “Merger”) in accordance with Section 251(h) of the DGCL, with Adamas surviving the Merger as a wholly owned subsidiary of Supernus.

At the effective time of the Merger (the “Effective Time”), each then-issued and outstanding Share not previously purchased in the Offer (other than (a) Shares that at the Effective Time were held by Adamas (including any Shares held in treasury) or any of its subsidiaries or by Supernus or any of its subsidiaries and (b) Shares outstanding immediately prior to the Effective Time that were held by stockholders of Adamas who were entitled to appraisal rights under the DGCL and who had properly exercised and perfected, and not withdrawn or otherwise lost, such appraisal rights) was converted into the right to receive the Offer Price.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase Shares (each, an “Adamas Option”) that was outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) that had a per Share exercise price that was less than the Cash Amount was cancelled and converted into the right to receive (I) an amount in cash equal to the product of (A) the total number of Shares subject to such fully vested Adamas Option immediately prior to the Effective Time, multiplied by (B) the excess, if any, of (x) the Cash Amount minus (y) the exercise price payable per Share underlying such Adamas Option immediately prior to the Effective Time plus (B) two CVRs per Share underlying such Adamas Option immediately prior to the Effective Time. Each Adamas Option (whether vested or unvested) that had a per Share exercise price that was equal to or greater than the Cash Amount at the Effective Time was cancelled without any consideration payable therefor.

In addition, at the Effective Time, each Adamas restricted stock unit, including each performance stock unit (each, an “Adamas RSU”), that was outstanding and unexercised immediately prior to the Effective Time was cancelled and converted into the right to receive (I) an amount in cash equal to the product of (i) the total number of Shares subject to such fully vested Adamas RSU immediately prior to the Effective Time, multiplied by (ii) the Cash Amount and (II) two CVRs for each Share subject to such Adamas RSU immediately prior to the Effective Time.

The aggregate consideration to be paid by Purchaser to complete the Offer and the Merger is approximately $401 million (exclusive of amounts that may be payable pursuant to the CVRs), without giving effect to related transaction fees and expenses.

The foregoing description of the Merger Agreement, the Offer and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Adamas with the SEC on October 12, 2021, and is incorporated by reference into this Item 2.01.

The information set forth in Items 3.01, 5.01 and 5.03 is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On November 24, 2021, Adamas notified The Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger, requested that Nasdaq suspend trading of the Shares effective as of the close of business on November 24, 2021, and requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares, which were previously traded under the symbol “ADMS”, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Adamas intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Adamas’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of Adamas, and Supernus, as the parent entity of Purchaser, acquired control of Adamas.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Neil F. McFarlane, David L. Mahoney, Michael F. Bigham, Martha J. Demski, William W. Ericson, John A. MacPhee, Spydion Papapetropoulous and Anna S. Richo resigned as a member of the board of directors of Adamas (the “Board”) and from all committees of the Board on which such director served, effective as of the Effective Time. Such resignations were not in connection with any disagreement between any of the directors and Adamas. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Purchaser, Bryan Roecklein and Jack Khattar, will be the directors of Adamas pursuant to the terms of the Merger Agreement.

In addition, in connection with the Merger, all of Adamas’s current executive officers ceased to be officers of Adamas, effective as of the Effective Time. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law, the officer of Purchaser, Jack Khattar, serving as President, Treasurer and Secretary, will be the sole officer, serving in such respective roles, of Adamas pursuant to the terms of the Merger Agreement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, the certificate of incorporation and bylaws of Adamas were amended and restated in their entirety. The amended and restated certificate of incorporation of Adamas is attached hereto as Exhibit 3.1. The amended and restated bylaws of Adamas are attached hereto as Exhibit 3.2.

The foregoing description of the amended and restated certificate of incorporation and amended and restated bylaws of Adamas does not purport to be complete and is qualified in its entirety by reference to Exhibits 3.1 and 3.2 hereto, which are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of October 10, 2021, by and among Supernus Pharmaceuticals, Inc., Supernus Reef, Inc. and Adamas Pharmaceuticals, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8- K filed by Adamas with the SEC on October 12, 2021.

3.1	Tenth Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc., dated as of November 24, 2021.

3.2	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc., dated as of November 24, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2021	By:	/s/ Jack A. Khattar
	Name:	Jack A. Khattar
	Title:	President, Treasurer and Secretary